Exhibit 99.1

Investor	Mike McGuire	Media	Carolyn Castel
Contact:	Senior Vice President	Contact:	Vice President
	Investor Relations		Corporate Communications
	(401) 770-4050		(401) 770-5717

FOR IMMEDIATE RELEASE

CVS HEALTH REPORTS SECOND QUARTER RESULTS

Second Quarter Year-over-Year Highlights:

•	Net revenues increased 2.2% to $46.7 billion
•	Same store prescription volume growth of 9.5%
•	GAAP earnings (loss) per share from continuing operations of $(2.52), including a $3.9 billion, or $(3.85) per share, goodwill impairment charge related to the Long-term Care (“LTC”) business
•	Adjusted EPS of $1.69

Year-to-date Highlights:

•	Generated cash flow from operations of $5.3 billion; free cash flow of $4.4 billion

2018 Full Year Guidance:

•	Revised full year GAAP diluted EPS from continuing operations to $1.40 to $1.50, including the goodwill impairment charge, from $5.11 to $5.32
•	Narrowed and raised the mid-point of the range for full year Adjusted EPS to $6.98 to $7.08 from $6.87 to $7.08

WOONSOCKET, RHODE ISLAND, August 8, 2018 - CVS Health Corporation (NYSE: CVS) today announced operating results for the three and six months ended June 30, 2018.

President and Chief Executive Officer Larry Merlo stated, “Our solid performance both in the quarter and year-to-date demonstrates our ability to drive value. It also builds upon a strong foundation for a seamless integration of CVS and Aetna with one goal: to transform the consumer health care experience and, by doing so, deliver long-term profitable growth for shareholders.

“The strong revenue, adjusted EPS, gross and operating margins, along with cash flow generated in the quarter were the direct result of our team’s ability to increase prescription growth by expanding relationships with PBMs and health plans as well as our ongoing streamlining efforts and innovation. The genuine enthusiasm and the depth of talent throughout the CVS and Aetna organizations will be key assets as we focus on realizing the potential of our combination.”

Revenues

Net revenues for the three months ended June  30, 2018, increased 2.2%, or $1.0 billion, to approximately $46.7 billion, up from $45.7 billion in the three months ended June 30, 2017.

Revenues in the Pharmacy Services Segment increased 2.8% to approximately $33.2 billion in the three months ended June  30, 2018.  This increase was primarily driven by growth in pharmacy network and mail choice claim volume as well as brand inflation, partially offset by continued price compression and increased generic dispensing. Pharmacy network claims processed during the three months ended  June  30, 2018 increased 5.9%, on a 30-day equivalent basis, to 398.2 million, compared to 376.0 million in the same quarter of the prior year. The increase in pharmacy network claim volume was primarily due to an increase in net new business. On a 30-day equivalent basis, mail choice claims processed during the three months ended June  30, 2018 increased 9.5% to 71.9 million, compared to 65.6 million in the same quarter of the prior year. The increase in mail choice claim volume was driven by the continued adoption of our Maintenance Choice® offerings and an increase in specialty pharmacy claims.

Revenues in the Retail/LTC Segment increased 5.7% to approximately $20.7  billion in the three months ended June  30, 2018. The increase was primarily due to an increase in same store prescription volume  of  9.5%, on a 30-day equivalent basis, due to continued adoption of our Patient Care Programs, alliances with PBMs and health plans, our inclusion in a number of additional Medicare Part D networks this year, and brand inflation. This increase was partially offset by continued reimbursement pressure and the impact of recent generic introductions.

Same store sales increased 5.9% and pharmacy same store sales increased 8.3% in the three months ended June  30, 2018.  The increase in pharmacy same store sales was principally driven by the increase in pharmacy same store prescription volumes described above, partially offset by continued reimbursement pressure and a negative impact of approximately 275 basis points due to recent generic introductions.

Front store same store sales declined 1.0% in the three months ended June  30, 2018, compared to the same quarter of the prior year. The decrease in front store same store sales was driven by an unfavorable impact of approximately 90 basis points as a result of the shift of sales associated with the Easter holiday from the second quarter of 2017 to the first quarter of 2018, as well as softer customer traffic, partially offset by an increase in basket size.

For the three months ended June  30, 2018, the generic dispensing rate increased approximately 40 basis points to 87.6% in our Pharmacy Services Segment and increased approximately 45 basis points to 88.1% in our Retail/LTC Segment, compared to the same quarter in the prior year.

Goodwill Impairment

Our LTC business has continued to experience challenges that have impacted our ability to grow the business at the rate that was originally estimated when the Company acquired Omnicare, Inc. in 2015. These challenges include lower client retention rates, lower occupancy rates in skilled nursing facilities, the deteriorating financial health of numerous skilled nursing facility customers, and continued facility reimbursement pressures. Based on updated financial projections developed during the second quarter of 2018, management determined that there were indicators that the goodwill of the LTC business may be impaired, and accordingly, an interim goodwill impairment test was performed as of June 30, 2018. The results of the impairment test showed that the fair value of the LTC business was lower than the carrying value resulting in a $3.9 billion noncash pre-tax and after-tax goodwill impairment charge. In addition to the lower financial projections, higher risk-free interest rates and lower market multiples of the peer group companies contributed to the amount of the goodwill impairment charge.

Operating Profit (Loss)

Consolidated operating loss for the three months ended June  30, 2018 was $1.6 billion, including the LTC goodwill impairment charge of $3.9 billion as well as $39 million in transaction and integration costs related to the proposed acquisition of Aetna Inc. (“Aetna”).  Adjusted operating profit for the three months ended June  30, 2018 was $2.4 billion, an increase of $105 million, or 4.6%, compared to adjusted operating profit for the three months ended June 30, 2017.  The increase in adjusted operating profit as compared to the prior year was driven by improvement in pharmacy gross profit dollars in the Retail/LTC Segment. The increase in pharmacy gross profit dollars was driven by the increased prescription volume, improved purchasing economics and the impact of generic introductions, partially offset by continued reimbursement pressure. Further detail is shown in the Adjusted Operating Profit reconciliation later in this release.

Net Income (Loss) and Earnings (Loss) Per Share

Net loss for the three months ended June  30, 2018 was  $2.6 billion, as compared to net income of $1.1 billion for the three months ended June 30, 2017.  The net loss in the three months ended June 30, 2018 was due to the operating loss discussed above, as well as a $228 million increase in interest expense, net, as compared to the corresponding period of the prior year, primarily resulting from the financing associated with the proposed acquisition of Aetna. Adjusted income before tax for the three months ended June 30, 2018 was $2.3 billion, as compared to adjusted income before tax of $2.2 billion for the three months ended June 30, 2017.

Our effective income tax rate was (24.1)% for the three months ended June 30, 2018, compared to 41.1% for the three months ended June 30, 2017. The difference in the effective income tax rate was primarily due to the $3.9 billion goodwill impairment charge discussed above,  which is not deductible for income tax purposes, as well as the enactment of the Tax Cuts and Jobs Act in December 2017, which lowered the 2018 federal corporate income tax rate from 35% to 21%.

GAAP earnings (loss) per share from continuing operations (“GAAP EPS”) for the three months ended June  30, 2018, was $(2.52), compared to $1.07 in the prior year. Adjusted earnings per share (“Adjusted EPS”) for the three months ended June  30, 2018 and 2017 was $1.69 and $1.33, respectively. Further detail is shown in the Adjusted EPS reconciliation later in this release.

Guidance

Reflecting the goodwill impairment charge, the Company revised full year GAAP operating profit to be down 39.25% to 40.75%, from down 0.25% to up 2.75%. The Company also revised full year GAAP diluted EPS from continuing operations to $1.40 to $1.50, including the goodwill impairment charge, from $5.11 to $5.32.

The Company narrowed adjusted operating profit growth to down 0.75% to up 0.75%  from down 1.5% to up 1.5% and narrowed and raised the mid-point of the range for full year Adjusted EPS guidance to $6.98 to $7.08 from $6.87 to $7.08.

The Company also provided guidance for the third quarter of 2018. The Company expects GAAP operating profit to decline in the range of 4.5% to 7.0% and adjusted consolidated operating profit to decline in the range of 2.5% to 5.0%.  Additionally, the Company expects to deliver GAAP diluted EPS of $1.29 to $1.34 and Adjusted EPS of $1.68 to $1.73.

Non-GAAP Financial Information

Adjusted EPS, Free Cash Flow and Adjusted Operating Profit are non-GAAP financial measures. Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measure are presented in the tables at the end of this press release.

Aetna Transaction Progress

The previously announced acquisition of Aetna by CVS Health was approved by shareholders of both companies on March 13, 2018. The regulatory approval process is proceeding within a timeframe consistent with expectations. The companies received a second request for information from the U.S. Department of Justice on February 1, 2018 and are working cooperatively and productively with the Department of Justice on the approval process. All of the required change in control filings were submitted to 28 state insurance departments in January. To date, we have received approval from a substantial number of states and more are expected to approve this summer. Several additional states have already held or scheduled hearings. The transaction is expected to close during the third quarter or the early part of the fourth quarter of 2018.

To assure a smooth and successful integration, the companies are working together closely under an Integration Management Office (“IMO”) led by senior executives of both companies. A steering committee comprised of the executive leadership from both CVS Health and Aetna has also been established to oversee the work of the IMO and provide guidance and strategic direction to integration leaders, while also participating in the decision-making processes.

Teleconference and Webcast

The Company will be holding a conference call today for the investment community at 8:30 am (EDT) to discuss its quarterly results. An audio webcast of the call will be broadcast simultaneously for all interested parties through the Investor Relations section of the CVS Health website at http://investors.cvshealth.com. This webcast will be archived and available on the website for a one-year period following the conference call.

About the Company

CVS Health is a pharmacy innovation company helping people on their path to better health. Through its more than 9,800 retail locations, more than 1,100 walk-in medical clinics, a leading pharmacy benefits manager with approximately 94  million plan members, a dedicated senior pharmacy care business serving more than one million patients per year, expanding specialty pharmacy services, and a leading stand-alone Medicare Part D prescription drug plan, the Company enables people, businesses and communities to manage health in more affordable and effective ways. This unique integrated model increases access to quality care, delivers better health outcomes and lowers overall health care costs. Find more information about how CVS Health is shaping the future of health at https://www.cvshealth.com.

No Offer or Solicitation

This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction between CVS Health and Aetna, CVS Health filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), which includes a joint proxy statement of CVS Health and Aetna that also constitutes a prospectus of CVS Health. The registration statement was declared effective by the SEC on February 9, 2018, CVS Health and Aetna commenced mailing the definitive joint proxy statement/prospectus to stockholders of CVS Health and shareholders of Aetna on or about February 12, 2018, and the special meetings of the stockholders of CVS Health and the shareholders of Aetna were held on March 13, 2018. INVESTORS AND SECURITY HOLDERS OF CVS HEALTH AND AETNA ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the registration statement and the definitive joint proxy statement/prospectus and other documents filed with the SEC by CVS Health or Aetna through the website maintained by the SEC at http://www.sec.gov.  Copies of the documents filed with the SEC by CVS Health are available free of charge within the Investors section of CVS Health’s Web site at http://www.cvshealth.com/investors or by contacting CVS Health’s Investor Relations Department at 800-201-0938.  Copies of the documents filed with the SEC by Aetna are available free of charge on Aetna’s internet website at http://www.Aetna.com or by contacting Aetna’s Investor Relations Department at 860-273-0896.

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Reform Act”) provides a safe harbor for forward-looking statements made by or on behalf of CVS Health or Aetna.  This communication may contain forward-looking statements within the meaning of the Reform Act.  You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “evaluate,” “expect,” “explore,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “view,” or “will,” or the negative thereof or other variations thereon or comparable terminology.  These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond CVS Health’s and Aetna’s control.

Statements in this communication regarding CVS Health and Aetna that are forward-looking, including CVS Health’s and Aetna’s projections as to the closing date for the pending acquisition of Aetna (the “transaction”), the extent of, and the time necessary to obtain, the regulatory approvals required for the transaction, the anticipated benefits of the transaction, the impact of the transaction on CVS Health’s and Aetna’s businesses, the expected terms and scope of the expected financing for the transaction, the ownership percentages of CVS Health’s common stock of CVS Health stockholders and Aetna shareholders at closing, the aggregate amount of indebtedness of CVS Health following the closing of the transaction, CVS Health’s expectations regarding debt repayment and its debt to capital ratio following the closing of the transaction, CVS Health’s and Aetna’s respective share repurchase programs and ability and intent to declare future dividend payments, the number of prescriptions used by people served by the combined companies’ pharmacy benefit business, the synergies from the transaction, and CVS Health’s, Aetna’s and/or the combined company’s future operating results, are based on CVS Health’s and Aetna’s managements’ estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond their control.  In particular, projected financial information for the combined businesses of CVS Health and Aetna is based on estimates, assumptions and projections and has not been prepared in conformance with the applicable accounting requirements of Regulation S-X relating to pro forma financial information, and the required pro forma adjustments have not been applied and are not reflected therein.  None of this information should be considered in isolation from, or as a substitute for, the historical financial statements of CVS Health and Aetna.  Important risk factors related to the transaction could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to:  the timing to consummate the proposed transaction; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the risk that a condition to the closing of the proposed transaction may not be satisfied; the outcome of litigation related to the transaction; the ability to achieve the synergies and value creation contemplated; CVS Health’s ability to promptly and effectively integrate Aetna’s businesses; and the diversion of and attention of management of both CVS Health and Aetna on transaction-related issues.

In addition, this communication may contain forward-looking statements regarding CVS Health’s or Aetna’s respective businesses, financial condition and results of operations.  These forward-looking statements also involve risks, uncertainties and assumptions, some of which may not be presently known to CVS Health or Aetna or that they currently believe to be immaterial also may cause CVS Health’s or Aetna’s actual results to differ materially from those expressed in the forward-looking statements, adversely impact their respective businesses, CVS Health’s ability to complete the transaction and/or CVS Health’s ability to realize the expected benefits from the transaction.  Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the transaction and/or CVS Health or Aetna, CVS Health’s ability to successfully complete the transaction and/or realize the expected benefits from the transaction.  Additional information concerning these risks, uncertainties and assumptions can be found in CVS Health’s and Aetna’s respective filings with the SEC, including the risk factors discussed in “Item 1.A. Risk Factors” in CVS Health’s and Aetna’s most recent Annual Reports on Form 10-K, as updated by their Quarterly Reports on Form 10-Q and future filings with the SEC.

You are cautioned not to place undue reliance on CVS Health’s and Aetna’s forward-looking statements.  These forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements.  Neither CVS Health nor Aetna assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

— Tables Follow —

CVS HEALTH CORPORATION

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2018	2017 (1)	2018	2017 (1)

Net revenues	$46,708	$45,685	$92,401	$90,199
Cost of revenues	39,507	38,759	78,341	76,702
Gross profit	7,201	6,926	14,060	13,497
Operating expenses:
Goodwill impairments	3,921	135	3,921	135
Other operating expenses	4,867	4,674	9,780	9,452
Operating profit (loss)	(1,587)	2,117	359	3,910
Interest expense, net	475	247	948	499
Other expense	3	7	6	14
Income (loss) before income tax provision	(2,065)	1,863	(595)	3,397
Income tax provision	497	766	969	1,338
Income (loss) from continuing operations	(2,562)	1,097	(1,564)	2,059
Income (loss) from discontinued operations, net of tax	(1)	1	(1)	(8)
Net income (loss)	(2,563)	1,098	(1,565)	2,051
Net income attributable to noncontrolling interests	—	—	—	(1)
Net income (loss) attributable to CVS Health	$(2,563)	$1,098	$(1,565)	$2,050

Basic earnings (loss) per share:
Income (loss) from continuing operations attributable to CVS Health	$(2.52)	$1.07	$(1.54)	$2.00
Loss from discontinued operations attributable to CVS Health	$—	$—	$—	$(0.01)
Net income (loss) attributable to CVS Health	$(2.52)	$1.07	$(1.54)	$1.99
Weighted average shares outstanding	1,018	1,019	1,017	1,024
Diluted earnings (loss) per share:
Income (loss) from continuing operations attributable to CVS Health	$(2.52)	$1.07	$(1.54)	$1.99
Loss from discontinued operations attributable to CVS Health	$—	$—	$—	$(0.01)
Net income (loss) attributable to CVS Health	$(2.52)	$1.07	$(1.54)	$1.98
Weighted average shares outstanding	1,018	1,024	1,017	1,029
Dividends declared per share	$0.50	$0.50	$1.00	$1.00

(1)

The condensed consolidated statement of operations for the three and six months ended June  30, 2017 has been retrospectively adjusted to reflect a change to the Company’s cost allocation methodology effective January 1, 2018. See supplemental information later in this press release for further discussion.

CVS HEALTH CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
In millions, except per share amounts	2018	2017

Assets:
Cash and cash equivalents	$43,815	$1,696
Short-term investments	96	111
Accounts receivable, net	14,158	13,181
Inventories	14,922	15,296
Other current assets	799	945
Total current assets	73,790	31,229
Property and equipment, net	10,249	10,292
Goodwill	34,220	38,451
Intangible assets, net	13,322	13,630
Other assets	1,709	1,529
Total assets	$133,290	$95,131

Liabilities:
Accounts payable	$8,570	$8,863
Claims and discounts payable	11,743	10,355
Accrued expenses	7,640	6,609
Short-term debt	—	1,276
Current portion of long-term debt	3,540	3,545
Total current liabilities	31,493	30,648
Long-term debt	61,569	22,181
Deferred income taxes	3,054	2,996
Other long-term liabilities	1,563	1,611
Total liabilities	97,679	57,436

Shareholders’ equity:
CVS Health shareholders’ equity:
Preferred stock, par value $0.01: 0.1 shares authorized; none issued or outstanding	—	—
Common stock, par value $0.01: 3,200 shares authorized; 1,716 shares issued and 1,017 shares outstanding at June 30, 2018 and 1,712 shares issued and 1,014 shares outstanding at December 31, 2017	17	17
Capital surplus	32,264	32,079
Treasury stock, at cost: 698 shares at June 30, 2018 and 697 shares at December 31, 2017	(37,749)	(37,765)
Shares held in trust: 1 share at June 30, 2018 and December 31, 2017	(31)	(31)
Retained earnings	40,965	43,556
Accumulated other comprehensive income (loss)	141	(165)
Total CVS Health shareholders’ equity	35,607	37,691
Noncontrolling interests	4	4
Total shareholders’ equity	35,611	37,695
Total liabilities and shareholders’ equity	$133,290	$95,131

CVS HEALTH CORPORATION

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 30,
In millions	2018	2017 (1)
Cash flows from operating activities:
Cash receipts from customers	$87,977	$88,343
Cash paid for inventory and prescriptions dispensed by retail network pharmacies	(72,500)	(73,748)
Cash paid to other suppliers and employees	(8,471)	(7,000)
Interest received	194	10
Interest paid	(560)	(539)
Income taxes paid	(1,351)	(1,534)
Net cash provided by operating activities	5,289	5,532

Cash flows from investing activities:
Purchases of property and equipment	(912)	(888)
Proceeds from sale of property and equipment and other assets	7	13
Acquisitions (net of cash acquired) and other investments	(573)	(275)
Purchase of available-for-sale investments	(36)	—
Maturity of available-for-sale investments	37	16
Proceeds from sale of subsidiary	725	—
Net cash used in investing activities	(752)	(1,134)

Cash flows from financing activities:
Decrease in short-term debt	(1,276)	(774)
Proceeds from issuance of long-term debt	39,376	—
Repayments of long-term debt	(1)	—
Derivative settlements	446	—
Repurchase of common stock	—	(3,961)
Dividends paid	(1,018)	(1,028)
Proceeds from exercise of stock options	130	189
Payments for taxes related to net share settlement of equity awards	(37)	(60)
Other	—	(1)
Net cash provided by (used in) financing activities	37,620	(5,635)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	—
Net increase (decrease) in cash, cash equivalents and restricted cash	42,157	(1,237)
Cash, cash equivalents and restricted cash at the beginning of the period	1,900	3,520
Cash, cash equivalents and restricted cash at the end of the period	$44,057	$2,283

Reconciliation of net income (loss) to net cash provided by operating activities:
Net income (loss)	$(1,565)	$2,051
Adjustments required to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,291	1,242
Goodwill impairments	3,921	135
Stock-based compensation	110	108
Deferred income taxes and other noncash items	252	21
Change in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	(1,059)	(114)
Inventories	369	492
Other current assets	(45)	(31)
Other assets	(129)	(38)
Accounts payable and claims and discounts payable	1,045	180
Accrued expenses	1,143	1,345
Other long-term liabilities	(44)	141
Net cash provided by operating activities	$5,289	$5,532

(1)

Effective January 1, 2018, the Company adopted Accounting Standards Update 2016-18,  Statement of Cash Flows, which requires entities to show the changes in the total of cash, cash equivalents, and restricted cash in the statement of cash flows. The adoption of this standard resulted in a retrospective reclassification of a  $40 million restricted cash outflow, which was previously reported in “acquisitions (net of cash acquired) and other investments” within cash flows from investing activities on the Company’s condensed consolidated statement of cash flows to “net increase (decrease) in cash, cash equivalents and restricted cash.”

Non-GAAP Financial Measures

The following provides reconciliations of certain non-GAAP financial measures presented in this Form 8-K to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company is also providing reconciliations of certain non-GAAP information on a prospective basis. The Company uses the non-GAAP measures “Adjusted EPS,” “Free Cash Flow” and “Adjusted Operating Profit” to assess and analyze underlying business performance and trends. Management believes that providing these non-GAAP measures enhances investors’ understanding of the Company’s performance.

The Company defines Adjusted Operating Profit as operating profit excluding the impact of certain adjustments such as acquisition-related transaction and integration costs, goodwill impairments, gains and losses on divestitures of subsidiaries, and charges in connection with store rationalization, and any other items specifically identified herein. Management believes that this measure enhances investors’ ability to compare past financial performance with its current and expected performance.

The Company defines Adjusted Earnings per Share, or Adjusted EPS, as income from continuing operations excluding the impact of certain adjustments such as the amortization of intangible assets, acquisition-related transaction and integration costs, goodwill impairments, gains and losses on divestitures of subsidiaries, net interest expense on financing associated with proposed acquisitions, and charges in connection with store rationalization, and any other items specifically identified herein, divided by the Company’s weighted average diluted shares outstanding. Management believes that this measure enhances investors’ ability to compare the Company’s past financial performance with its current performance.

The Company defines Free Cash Flow as net cash provided by operating activities less net additions to property and equipment (i.e., additions to property and equipment plus proceeds from sale-leaseback transactions). Management uses this non-GAAP financial measure for internal comparisons and finds it useful in assessing year-over-year cash flow performance.

These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Adjusted EPS should be considered in addition to, rather than as a substitute for, income before income tax provision as a measure of our performance. Free Cash Flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of our liquidity. Adjusted Operating Profit should be considered in addition to, rather than a substitute for, operating profit. The Company’s definitions of Adjusted EPS, Free Cash Flow and Adjusted Operating Profit may not be comparable to similarly titled measurements reported by other companies.

Adjusted Operating Profit

(Unaudited)

The following is a reconciliation of operating profit (loss) to Adjusted Operating Profit:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions	2018	2017	2018	2017

Operating profit (loss)	$(1,587)	$2,117	$359	$3,910
Non-GAAP adjustments:
Acquisition-related transaction and integration costs (1)	39	10	82	25
Goodwill impairments (2)	3,921	135	3,921	135
Loss on divestiture of subsidiary (3)	—	—	86	—
Charges in connection with store rationalization (4)	—	6	—	205
Adjusted operating profit	$2,373	$2,268	$4,448	$4,275

(1)	In 2018, transaction and integration costs relate to the proposed acquisition of Aetna and the acquisition of Omnicare. In 2017, integration costs relate to the acquisition of Omnicare.
(2)

In 2018, the goodwill impairment relates to the LTC reporting unit within the Retail/LTC Segment. In 2017, the goodwill impairment relates to the RxCrossroads reporting unit within the Retail/LTC Segment.

(3)	Represents the pre-tax loss on the sale of the RxCrossroads subsidiary for $725 million on January 2, 2018.
(4)	Primarily represents charges for noncancelable lease obligations associated with stores closed in connection with our enterprise streamlining initiative.

Adjusted Earnings Per Share

(Unaudited)

The following is a reconciliation of income (loss) before income tax provision to Adjusted EPS:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions, except per share amounts	2018	2017	2018	2017

Income (loss) before income tax provision	$(2,065)	$1,863	$(595)	$3,397
Non-GAAP adjustments:
Amortization of intangible assets	214	203	424	403
Acquisition-related transaction and integration costs (1)	39	10	82	25
Goodwill impairments (2)	3,921	135	3,921	135
Loss on divestiture of subsidiary (3)	—	—	86	—
Net interest expense on financing for the proposed Aetna acquisition (4)	239	—	470	—
Charges in connection with store rationalization (5)	—	6	—	205
Adjusted income before income tax provision	2,348	2,217	4,388	4,165
Adjusted income tax provision (6)	624	852	1,157	1,586
Adjusted income from continuing operations	1,724	1,365	3,231	2,579
Income from continuing operations attributable to noncontrolling interests	—	—	—	(1)
Adjusted income allocable to participating securities	(3)	(4)	(6)	(10)
Adjusted income from continuing operations attributable to CVS Health	$1,721	$1,361	$3,225	$2,568

Weighted average diluted shares outstanding (7)	1,020	1,024	1,019	1,029
Adjusted EPS	$1.69	$1.33	$3.16	$2.50

(1)	In 2018, transaction and integration costs relate to the proposed acquisition of Aetna and the acquisition of Omnicare. In 2017, integration costs relate to the acquisition of Omnicare.
(2)

In 2018, the goodwill impairment relates to the LTC reporting unit within the Retail/LTC Segment. In 2017, the goodwill impairment relates to the RxCrossroads reporting unit within the Retail/LTC Segment.

(3)	Represents the pre-tax loss on the sale of the RxCrossroads subsidiary for $725 million on January 2, 2018.
(4)

The three and six months ended June 30, 2018 include  $8 million and $169 million, respectively, of bridge financing costs, plus $433 million and $545 million, respectively, of interest expense on the $40 billion of senior notes issued on March 9, 2018 and the $5 billion term loan facility, less related interest income of $202 million and $244 million, respectively, earned on the proceeds of the 2018 senior notes.

(5)	Primarily represents charges for noncancelable lease obligations associated with stores closed in connection with our enterprise streamlining initiative.
(6)

The Company computes its adjusted income tax provision by determining the annual expected effective tax rate after taking into account items excluded from adjusted income before income tax provision. The nature of each of our non-GAAP adjustments are evaluated to determine whether a discrete adjustment should be made to our adjusted income tax provision.

(7)

Adjusted earnings per share for the three and six months ended June 30, 2018 are calculated utilizing weighted average diluted shares outstanding, which include 2 million of potential common shares in both periods, as the impact of the potential common shares was dilutive. The potential common shares were excluded from the calculation of GAAP loss per share for the three and six months ended June 30, 2018, as the shares would have had an anti-dilutive effect as a result of the GAAP net loss incurred in both periods.

Free Cash Flow

(Unaudited)

The following is a reconciliation of net cash provided by operating activities to Free Cash Flow:

	Six Months Ended
	June 30,
In millions	2018	2017

Net cash provided by operating activities	$5,289	$5,532
Subtract: Additions to property and equipment	(912)	(888)
Free cash flow	$4,377	$4,644

Supplemental Information

(Unaudited)

The Company evaluates its Pharmacy Services and Retail/LTC segment performance based on net revenues, gross profit and operating profit before the effect of nonrecurring charges and gains and certain intersegment activities. The Company evaluates the performance of its Corporate Segment based on operating expenses before the effect of nonrecurring charges and gains and certain intersegment activities.

In conjunction with the Company’s implementation of a new enterprise resource planning system in the first quarter of 2018, the Company changed the manner in which certain shared functional costs are allocated to its reportable segments. Segment financial information for the three and six months ended June  30, 2017, has been retrospectively adjusted to reflect this change to the cost allocation methodology as shown below:

	Three Months Ended June 30, 2017
	Pharmacy			Intersegment	Consolidated
In millions	Services	Retail/LTC	Corporate	Eliminations	Totals
Cost of revenues, as previously reported	$30,856	$13,879		$(5,985)	$38,750
Adjustments	12	(3)		—	9
Cost of revenues, as adjusted	$30,868	$13,876		$(5,985)	$38,759

Gross profit, as previously reported	$1,469	$5,675		$(209)	$6,935
Adjustments	(12)	3		—	(9)
Gross profit, as adjusted	$1,457	$5,678		$(209)	$6,926

Operating expenses, as previously reported	$334	$4,264	$240	$(20)	$4,818
Adjustments	11	(14)	(6)	—	(9)
Operating expenses, as adjusted	$345	$4,250	$234	$(20)	$4,809

Operating profit (loss), as previously reported	$1,135	$1,411	$(240)	$(189)	$2,117
Adjustments	(23)	17	6	—	—
Operating profit (loss), as adjusted	$1,112	$1,428	$(234)	$(189)	$2,117

	Six Months Ended June 30, 2017
	Pharmacy			Intersegment	Consolidated
In millions	Services	Retail/LTC	Corporate	Eliminations	Totals
Cost of revenues, as previously reported	$60,983	$27,544		$(11,843)	$76,684
Adjustments	26	(8)		—	18
Cost of revenues, as adjusted	$61,009	$27,536		$(11,843)	$76,702

Gross profit, as previously reported	$2,565	$11,351		$(401)	$13,515
Adjustments	(26)	8		—	(18)
Gross profit, as adjusted	$2,539	$11,359		$(401)	$13,497

Operating expenses, as previously reported	$646	$8,529	$466	$(36)	$9,605
Adjustments	24	(31)	(11)	—	(18)
Operating expenses, as adjusted	$670	$8,498	$455	$(36)	$9,587

Operating profit (loss), as previously reported	$1,919	$2,822	$(466)	$(365)	$3,910
Adjustments	(50)	39	11	—	—
Operating profit (loss), as adjusted	$1,869	$2,861	$(455)	$(365)	$3,910

The following is a reconciliation of the Company’s segments to the accompanying condensed consolidated financial statements:

	Pharmacy			Intersegment	Consolidated
In millions	Services(1)	Retail/LTC	Corporate	Eliminations(2)	Totals
Three Months Ended
June 30, 2018:
Net revenues	$33,247	$20,672	$—	$(7,211)	$46,708
Gross profit	1,495	5,912	—	(206)	7,201
Operating profit (loss) (3)(4)	1,088	(2,225)	(263)	(187)	(1,587)
June 30, 2017:
Net revenues	32,325	19,554	—	(6,194)	45,685
Gross profit (5)	1,457	5,678	—	(209)	6,926
Operating profit (loss) (3)(6)	1,112	1,428	(234)	(189)	2,117
Six Months Ended
June 30, 2018:
Net revenues	65,465	41,104	—	(14,168)	92,401
Gross profit	2,633	11,828	—	(401)	14,060
Operating profit (loss) (3)(4)(6)	1,849	(601)	(527)	(362)	359
June 30, 2017:
Net revenues	63,548	38,895	—	(12,244)	90,199
Gross profit (5)	2,539	11,359	—	(401)	13,497
Operating profit (loss) (3)(6)	1,869	2,861	(455)	(365)	3,910

(1)

Net revenues of the Pharmacy Services Segment include approximately $2.8 billion and $2.7 billion of retail co‑payments for the three months ended June 30, 2018 and 2017, respectively, as well as $6.1 billion and $5.8 billion of retail co‑payments for the six months ended June 30, 2018 and 2017, respectively.

(2)

Intersegment eliminations relate to intersegment revenue generating activities that occur between the Pharmacy Services Segment and the Retail/LTC Segment. These occur in the following ways: when members of Pharmacy Services Segment clients (“members”) fill prescriptions at the Company’s retail pharmacies to purchase covered products, when members enrolled in programs such as Maintenance Choice® elect to pick up maintenance prescriptions at one of the Company’s retail pharmacies instead of receiving them through the mail, or when members have prescriptions filled at the Company’s long-term care pharmacies. When these occur, both the Pharmacy Services and Retail/LTC segments record the revenues, gross profit and operating profit on a stand-alone basis.

(3)

The Retail/LTC Segment operating profit (loss) for the three and six months ended June 30, 2018 and 2017 include goodwill impairment charges of $3.9 billion related to the LTC reporting unit and $135 million related to the RxCrossroads reporting unit, respectively. See “Note 3 – Goodwill” to the condensed consolidated financial statements. The Retail/LTC Segment operating loss for the six months ended June 30, 2018 also includes an $86 million loss on the divestiture of the RxCrossroads subsidiary. The Retail/LTC Segment operating profit for the three and six months ended June 30, 2017 also include $6 million and $205 million, respectively, of charges associated with store closures.

(4)

The Corporate Segment operating loss for the three and six months ended June 30, 2018 includes $39 million and $79 million, respectively, in acquisition-related transaction and integration costs related to the proposed Aetna acquisition.

(5)	The Retail/LTC Segment gross profit for the three and six months ended June 30, 2017 each include $5 million of acquisition-related integration costs related to the acquisition of Omnicare.
(6)

The Retail/LTC Segment operating profit (loss) for the six months ended June 30, 2018 and 2017 include $3 million and $25 million, respectively, of acquisition-related integration costs. The Retail/LTC Segment operating profit for the three months ended June 30, 2017 includes $10 million of acquisition-related integration costs. The integration costs are related to the acquisition of Omnicare.

Supplemental Information

(Unaudited)

Pharmacy Services Segment

The following table summarizes the Pharmacy Services Segment’s performance for the respective periods:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions	2018	2017	2018	2017
Net revenues	$33,247	$32,325	$65,465	$63,548
Gross profit	1,495	1,457	2,633	2,539
Gross profit % of net revenues	4.5%	4.5%	4.0%	4.0%
Operating expenses	407	345	784	670
Operating expenses % of net revenues	1.2%	1.1%	1.2%	1.1%
Operating profit	1,088	1,112	1,849	1,869
Operating profit % of net revenues	3.3%	3.4%	2.8%	2.9%
Net revenues:
Mail choice (1)	$11,787	$11,512	$22,995	$22,360
Pharmacy network (2)(4)	20,566	19,941	40,120	38,928
Other (4)	894	872	2,350	2,260
Pharmacy claims processed (90 Day = 3 prescriptions) (3):
Total	470.1	441.6	938.9	882.1
Mail choice (1)	71.9	65.6	141.2	129.3
Pharmacy network (2)	398.2	376.0	797.7	752.8
Generic dispensing rate (3):
Total	87.6%	87.2%	87.6%	87.1%
Mail choice (1)	84.0%	83.1%	83.9%	82.9%
Pharmacy network (2)	88.2%	87.9%	88.3%	87.8%
Mail choice penetration rate (3)	15.3%	14.9%	15.0%	14.7%

(1)

Mail choice is defined as claims filled at a Pharmacy Services mail facility, which includes specialty mail claims inclusive of Specialty Connect® claims picked up at retail, as well as prescriptions filled at our retail pharmacies under the Maintenance Choice®  program.

(2)

Pharmacy network net revenues, claims processed and generic dispensing rates do not include Maintenance Choice activity, which is included within the mail choice category. Pharmacy network is defined as claims filled at retail and specialty retail pharmacies, including our retail pharmacies and long-term care pharmacies, but excluding Maintenance Choice activity.

(3)

Includes the adjustment to convert 90-day prescriptions to the equivalent of three 30-day prescriptions. This adjustment reflects the fact that these prescriptions include approximately three times the amount of product days supplied compared to a normal prescription.

(4)	Amounts revised for the three and six months ended June 30, 2017 to reflect the reclassification of Medicare Part D premium revenues from pharmacy network revenues to other revenues.

Supplemental Information

(Unaudited)

Retail/LTC Segment

The following table summarizes the Retail/LTC Segment’s performance for the respective periods:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
In millions	2018	2017	2018	2017
Net revenues	$20,672	$19,554	$41,104	$38,895
Gross profit (1)	5,912	5,678	11,828	11,359
Gross profit % of net revenues	28.6%	29.0%	28.8%	29.2%
Operating expenses (2)(3)	8,137	4,250	12,429	8,498
Operating expenses % of net revenues	39.4%	21.7%	30.2%	21.8%
Operating profit (loss)	(2,225)	1,428	(601)	2,861
Operating profit (loss) % of net revenues (4)	NM	7.3%	NM	7.4%
Net revenues:
Pharmacy	$15,805	$14,597	31,305	29,033
Front Store	4,707	4,699	9,433	9,319
Other	160	258	366	543
Prescriptions filled (90 Day = 3 prescriptions) (5)	329.7	301.6	658.5	604.7
Net revenue increase (decrease):
Total	5.7%	(2.2)%	5.7%	(3.0)%
Pharmacy	8.3%	(2.5)%	7.8%	(3.1)%
Front Store	0.2%	(1.3)%	1.2%	(2.6)%
Total prescription volume (90 Day = 3 prescriptions) (5)	9.3%	0.2%	8.9%	(0.2)%
Same store sales increase (decrease) (6):
Total	5.9%	(2.6)%	5.9%	(3.7)%
Pharmacy	8.3%	(2.8)%	7.8%	(3.7)%
Front Store	(1.0)%	(2.1)%	0.3%	(3.5)%
Prescription volume (90 Day = 3 prescriptions) (5)	9.5%	0.0%	9.0%	(0.7)%
Generic dispensing rates (5)	88.1%	87.6%	88.1%	87.6%

(1)	Gross profit for the three and six months ended June 30, 2017 each include $5 million of acquisition-related integration costs related to the acquisition of Omnicare.
(2)

Operating expenses for the six months ended June 30, 2018 and 2017 include $3 million and $20 million, respectively, of acquisition-related integration costs. Operating expenses for the three months ended June 30, 2017 includes $5 million of acquisition-related integration costs. The integration costs in all periods are related to the acquisition of Omnicare.

(3)

Operating expenses for the three and six months ended June 30, 2018 and 2017 include goodwill impairment charges of $3.9 billion related to the LTC reporting unit and $135 million related to the RxCrossroads reporting unit, respectively. See “Note 3 – Goodwill” to the condensed consolidated financial statements. The operating expenses for the six months ended June 30, 2018 also includes an $86 million loss on the divestiture of the RxCrossroads subsidiary. Operating expenses for the three and six months ended June 30, 2017 also include $6 million and $205 million, respectively, of charges associated with store closures.

(4)	Percentages for the three and six months ended June 30, 2018 are not meaningful.
(5)

Includes the adjustment to convert 90-day non-specialty prescriptions to the equivalent of three 30-day prescriptions. This adjustment reflects the fact that these prescriptions include approximately three times the amount of product days supplied compared to a normal prescription.

(6)

Same store sales and prescriptions exclude revenues from MinuteClinic, and revenue and prescriptions from stores in Brazil, LTC operations and, in 2017, from commercialization services provided through RxCrossroads.

Adjusted Operating Profit Guidance

(Unaudited)

The following reconciliation of estimated operating profit to estimated adjusted operating profit contains forward-looking information. All forward-looking information involves risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking information for a number of reasons as described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. See also previous discussion at “Non-GAAP Financial Measures” for more information on how we calculate Adjusted Operating Profit.

	Year Ending
In millions	December 31, 2018

Operating profit	$5,636	$5,786
Non-GAAP adjustments:
Acquisition-related transaction and integration costs	267	267
Goodwill impairment	3,921	3,921
Loss on divestiture of subsidiary	86	86
Adjusted operating profit	$9,910	$10,060

	Three Months Ending
In millions	September 30, 2018

Operating profit	$2,330	$2,390
Non-GAAP adjustments:
Acquisition-related transaction and integration costs	55	55
Adjusted operating profit	$2,385	$2,445

Adjusted Earnings Per Share Guidance

(Unaudited)

The following reconciliation of estimated income before income tax provision to estimated adjusted earnings per share contains forward-looking information. All forward-looking information involves risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking information for a number of reasons as described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. See also previous discussion at “Non-GAAP Financial Measures” for more information on how we calculate Adjusted EPS.

	Year Ending
In millions, except per share amounts	December 31, 2018

Income before income tax provision	$3,565	$3,712
Non-GAAP adjustments:
Amortization of intangible assets	850	850
Acquisition-related transaction and integration costs	267	267
Goodwill impairment	3,921	3,921
Loss on divestiture of subsidiary	86	86
Net interest expense on financing associated with proposed Aetna acquisition	1,075	1,075
Adjusted income before income tax provision	9,764	9,911
Adjusted income tax provision	2,620	2,667
Adjusted income from continuing operations	7,144	7,244
Income from continuing operations attributable to noncontrolling interests	(1)	(1)
Adjusted income allocable to participating securities	(13)	(13)
Adjusted income from continuing operations attributable to CVS Health	$7,130	$7,230

Weighted average diluted shares outstanding	1,021	1,021
Adjusted earnings per share	$6.98	$7.08

	Three Months Ending
In millions, except per share amounts	September 30, 2018

Income before income tax provision	$1,807	$1,867
Non-GAAP adjustments:
Amortization of intangible assets	215	215
Acquisition-related transaction and integration costs	55	55
Net interest expense on financing associated with proposed Aetna acquisition	283	283
Adjusted income before income tax provision	2,360	2,420
Adjusted income tax provision	638	653
Adjusted income from continuing operations	1,722	1,767
Income from continuing operations attributable to noncontrolling interests	—	—
Adjusted income allocable to participating securities	(2)	(2)
Adjusted income from continuing operations attributable to CVS Health	$1,720	$1,765

Weighted average diluted shares outstanding	1,022	1,022
Adjusted earnings per share	$1.68	$1.73